Exhibit 3.3

Aurora Diagnostics Holdings, LLC

first Amendment to the

SECOND Amended and Restated Limited Liability Company Agreement

This first Amendment (this “First Amendment”) to the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), dated July 6, 2011, is made by the undersigned, constituting the Majority Summit Investors and Majority KRG Investors, and is effective as of October 10, 2012.  Unless otherwise indicated, capitalized words and phrases used in this First Amendment shall have the same meaning as set forth in the LLC Agreement.

WHEREAS, pursuant to Section 14.2 of the LLC Agreement, the Majority Summit Investors and Majority KRG Investors may amend the LLC Agreement in certain circumstances; and

WHEREAS, the Majority Summit Investors and Majority KRG Investors desire to amend the LLC Agreement as set forth in this First Amendment in connection with the appointment of the Tax Matters Partner.

Now, Therefore, the LLC Agreement is hereby amended as follows:

1. Amendment to Section 8.2.  Section 8.2 of the LLC Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

“8.2 Tax Controversies.  The Board may designate any Member as a “Member Manager” for the purposes of serving as the Tax Matters Partner.  The Tax Matters Partner, as such, shall be authorized to represent Holdings LLC (at Holdings LLC’s expense) in connection with all examinations of Holdings LLC’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Holding LLC’s funds for professional services and incurred in connection therewith.  Each Unitholder agrees to cooperate with Holdings LLC and to do or refrain from doing any or all things reasonably requested by Holdings LLC with respect to the conduct of such proceedings.  Summit Partners Private Equity Fund VII-A, L.P. is hereby designated as a “Member Manager” for the purposes of serving as the Tax Matters Partner and is hereby appointed to serve as such until its earlier resignation or removal by the Board.”

2. General Provisions.  On and after the date hereof, each reference in the LLC Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to LLC Agreement shall mean and be a reference to the LLC Agreement as amended by this First Amendment.  This First Amendment may be executed in any number of counterparts, and all fully executed counterparts, whether original executions or email or facsimile executions or a combination, shall be construed together and shall constitute one and the same First Amendment binding on all the parties hereto. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  The LLC Agreement as amended, this First Amendment, and the documents and instruments and other agreements among the parties hereto as expressly referred to therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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Exhibit 3.3

IN WITNESS WHEREOF each of the undersigned has executed this First Amendment in it’s the capacity set forth below.

Majority Summit Investors:

SUMMIT VENTURES VI-A, L.P.

By:	Summit Partners VI (GP), L.P.
Its:	General Partner

By:	Summit Partners VI (GP), LLC
Its:	General Partner

By:	/s/ Christopher J. Dean, Member
Christopher J. Dean, Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ Christopher J. Dean, Member
Christopher J. Dean, Member

Majority KRG Investors:

KRG AURORA BLOCKER, INC.
/s/ Bennett Thompson
Name:	Bennett Thompson
Title:	Vice President

HOLDINGS LLC:

AURORA DIAGNOSTICS HOLDING, LLC
/s/ Gregory A. Marsh
Name:	Gregory A. Marsh
Title:	CFO

[Signature Page to First Amendment to Aurora Holdings Second A&R LLC Agreement]